UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 14, 2008

CENTERLINE HOLDING COMPANY
(Formerly CharterMac)
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 212-317-5700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2008, Centerline Holding Company (the “Registrant”) was notified by the New York Stock Exchange (the “NYSE”) that it was below the NYSE's continued listing standard set forth in Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Registrant’s common stock over a consecutive 30 trading-day period was less than $1.00.  As of November 18, 2008, the 30 trading-day average closing share price was $0.63.  Under NYSE rules, the Registrant must bring its share price and average share price back above $1.00 within six months of November 14, 2008.  If at the expiration of the six-month cure period, both the $1.00 share price and the $1.00 average share price over the preceding 30 trading days are not attained, the NYSE will commence suspension and delisting procedures.  The Registrant is currently exploring its options in respect to this deficiency.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTERLINE HOLDING COMPANY (Registrant)
November 19, 2008	By:	/s/ Robert L. Levy
Robert L. Levy Chief Financial Officer